Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES OF GOLD FIELDS LIMITED (AS OF 31 DECEMBER 2020)

GFL Mining Services Limited, incorporated in South Africa

Gold Fields Group Services Proprietary Limited, incorporated in South Africa

Gold Fields Operations Limited, incorporated in South Africa

GFI Joint Venture Holdings Proprietary Limited, incorporated in South Africa

Gold Fields Orogen Holding (BVI) Limited, incorporated in the British Virgin Islands

Gold Fields Corona (BVI) Limited, incorporated in the British Virgin Islands

Gold Fields La Cima S.A., incorporated in Peru

Gold Fields Holdings Company Limited, incorporated in the British Virgin Islands

Gold Fields Ghana Holdings (BVI) Limited, incorporated in the British Virgin Islands

Gold Fields Ghana Limited, incorporated in Ghana

Abosso Goldfields Limited, incorporated in Ghana

Gold Fields Netherlands Coöperatief U.A., incorporated in the Netherlands

Gold Fields Netherlands Services BV, incorporated in the Netherlands

Corporate International Holdings BV, incorporated in the Netherlands

GFI Netherlands BV, incorporated in the Netherlands

Agnew Holding Company (Pty) Limited, incorporated in Australia

St. Ives Holding Company (Pty) Limited, incorporated in Australia

GSM Holding Company (Pty) Limited, incorporated in Australia

St. Ives Gold Mining Company (Pty) Limited, incorporated in Australia

Agnew Gold Mining Company (Pty) Limited, incorporated in Australia

GSM Mining Company (Pty) Limited, incorporated in Australia

Newshelf 899 Proprietary Limited, incorporated in South Africa

Gruyere Holdings Pty Ltd, incorporated in Australia

Gruyere Mining Company Pty Ltd, incorporated in Australia

Minera Gold Fields Salares Norte SpA, incorporated in Chile

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